SUN COMMUNITIES INVESTOR PRESENTATION (NYSE: SUI) MARCH 2023 SOUTHERN PALMS – LADSON, SC

2 This presentation has been prepared for informational purposes only from information supplied by Sun Communities, Inc., referred to herein as “we,” “our,” “Sun,” and “the Company,” and from third-party sources indicated herein. Such third-party information has not been independently verified. Sun makes no representation or warranty, expressed or implied, as to the accuracy or completeness of such information. This presentation contains various “forward-looking statements” within the meaning of the United States Securities Act of 1933, as amended, and the United States Securities Exchange Act of 1934, as amended, and we intend that such forward-looking statements will be subject to the safe harbors created thereby. For this purpose, any statements contained in this presentation that relate to expectations, beliefs, projections, future plans and strategies, trends or prospective events or developments and similar expressions concerning matters that are not historical facts are deemed to be forward-looking statements. Words such as “forecasts,” “intends,” “intend,” “intended,” “goal,” “estimate,” “estimates,” “expects,” “expect,” “expected,” “project,” “projected,” “projections,” “plans,” “predicts,” “potential,” “seeks,” “anticipates,” “anticipated,” “should,” “could,” “may,” “will,” “designed to,” “foreseeable future,” “believe,” “believes,” “scheduled,” “guidance,” “target” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these words. These forward-looking statements reflect our current views with respect to future events and financial performance, but involve known and unknown risks and uncertainties, both general and specific to the matters discussed in this presentation, some of which are beyond the Company’s control. These risks and uncertainties may cause the Company’s actual results to be materially different from any future results expressed or implied by such forward-looking statements. In addition to the risks described under “Risk Factors” contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022, and in the Company’s other filings with the Securities and Exchange Commission from time to time, such risks, uncertainties and other factors include but are not limited to:  Outbreaks of disease and related restrictions on business operations;  Changes in general economic conditions, including inflation, deflation and energy costs, the real estate industry and the markets within which the Company operates;  Difficulties in the Company’s ability to evaluate, finance, complete and integrate acquisitions, developments and expansions successfully;  The Company’s liquidity and refinancing demands;  The Company’s ability to obtain or refinance maturing debt;  The Company’s ability to maintain compliance with covenants contained in its debt facilities and its unsecured notes;  Availability of capital;  Changes in foreign currency exchange rates, including between the U.S. dollar and each of the Canadian dollar, Australian dollar and Pound sterling;  The Company’s ability to maintain rental rates and occupancy levels;  The Company’s ability to maintain effective internal control over financial reporting and disclosure controls and procedures;  Increases in interest rates and operating costs, including insurance premiums and real estate taxes;  Risks related to natural disasters such as hurricanes, earthquakes, floods, droughts and wildfires;  General volatility of the capital markets and the market price of shares of the Company’s capital stock;  The Company’s ability to maintain its status as a REIT;  Changes in real estate and zoning laws and regulations;  Legislative or regulatory changes, including changes to laws governing the taxation of REITs;  Litigation, judgments or settlements;  Competitive market forces;  The ability of purchasers of manufactured homes and boats to obtain financing; and  The level of repossessions by manufactured home and boat lenders. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date the statement was made. The Company undertakes no obligation to publicly update or revise any forward-looking statements included in this presentation, whether as a result of new information, future events, changes in the Company’s expectations or otherwise, except as required by law. Although the Company believes that the expectations reflected in the forward-looking statements are reasonable, the Company cannot guarantee future results, levels of activity, performance or achievements. All written and oral forward-looking statements attributable to the Company or persons acting on the Company’s behalf are qualified in their entirety by these cautionary statements. CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

SUN COMMUNITIES – COMPANY KEY TOPICS

Key Topics	Page
Strong Results in 2022 Demonstrated Recession-Resistant Platform, 2023 FY Guidance Based on Continued Strong Same-Property NOI Growth	4 - 6
Leading Owner / Operator of Manufactured Housing ("MH") & Recreational Vehicle ("RV") Communities, and Marinas	7
Compelling Supply-Demand Fundamentals & Best-in-Class Assets Drive Strong Performance Throughout Economic Cycles	8 - 13
Track Record of Delivering Strong Core FFO Per Share Growth	14 - 21
Strong Investment Grade Balance Sheet Supports Growth	22
Robust ESG Platform	23


SUN OUTDOORS ROCKY MOUNTAINS – GRANBY, CO

Rental Revenue Breakdown


Manufactured Housing 49%
Marinas 20%
RV 31%

SUN COMMUNITIES, INC.

Source: Company information. Refer to Sun Communities, Inc. Form 10-K and Supplemental for the year ended December 31, 2022, as well as Press Releases and SEC Filings after December 31, 2022, for additional information. Refer to information regarding non-GAAP financial measures in the attached Appendix.

3

Robust Fundamentals Continue to Drive Outperformance

53% of Real Property NOI Derived from MH

Consolidated NOI for the year ended December 31, 2022

2023 Average Rental Rate Increases[1]

- North America: 6.3%
  UK Operations: 7.3%
- 7.8%
- 7.5%


MH
53%
Marina
21%
RV
26%

Steady, Organic Growth

- **5.8%** same property NOI growth in 2022 and expecting **5.4%**[1] in 2023
- Resilient, consistent cash flow derived from steady rental income which comprises **85%** of total NOI
- More than **50%** of real property NOI is from **MH** segment
- MH, RV and Marina segments share same characteristics of **low supply, outsized demand and high barriers to entry**
- Creating vacancy through expansion and development platform to drive consistent occupancy gains

85% of NOI Derived from Rental Income

Consolidated NOI for the year ended December 31, 2022


11%
4%
85%
Real property
Home Sales
Service, retail, dining and entertainment

Source: Company information. Refer to Sun Communities, Inc. Form 10-K and Supplemental for the year ended December 31, 2022, as well as Press Releases and SEC Filings after December 31, 2022, for additional information. Refer to information regarding non-GAAP financial measures in the attached Appendix.

Note: The estimates and assumptions presented above represent a range of possible outcomes and may differ materially from actual results. These estimates include contributions from all acquisitions, dispositions and capital markets activity completed through February 22, 2023, and the effect of a property disposition under contract expected to close in March 2023. These estimates exclude all other prospective acquisitions, dispositions and capital markets activity. The estimates and assumptions are forward-looking based on the Company's assessment of economic and market conditions as of the date guidance was issued and are subject to the other risks outlined below under the caption Cautionary Statement Regarding Forward-Looking Statements.

1) Midpoint of 2023 guidance.

SUN COMMUNITIES, INC.
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5 Resilient Platform and Operational Strength Drive Outperformance • Reported Core FFO per Share of $1.33 and $7.35 for the quarter and year ended December 31, 2022, respectively, representing a 1.5% and 12.9% increase over 2021 periods, respectively • Record volume of transient to annual RV conversions of ~2,250 in 2022, which accounted for 77.2% of the year’s revenue producing site gains • Delivered over 2,000 expansion and greenfield development sites in 2022; anticipate investing ~$200 million in our ground- up and expansion activity in 2023 • Invested approximately $62 million in developable land parcels, which can support over 2,500 future MH and RV sites • Proforma to give effect to January 2023 debt issuance and related transactions, floating rate debt reduced to 16% of total debt • On a trailing twelve-month basis, net debt to EBITDA ratio was 5.8x • Established 2023 Guidance: expecting total same property NOI growth of 4.9% - 5.9% and Core FFO per Share of $7.22 - $7.42 Source: Company information. Refer to Sun Communities, Inc. Form 10-K and Supplemental for the year ended December 31, 2022, as well as Press Releases and SEC Filings after December 31, 2022, for additional information. Refer to information regarding non-GAAP financial measures in the attached Appendix. Note: The estimates and assumptions presented above represent a range of possible outcomes and may differ materially from actual results. These estimates include contributions from all acquisitions, dispositions and capital markets activity completed through February 22, 2023, and the effect of a property disposition under contract expected to close in March 2023. These estimates exclude all other prospective acquisitions, dispositions and capital markets activity. The estimates and assumptions are forward-looking based on the Company’s assessment of economic and market conditions as of the date guidance was issued and are subject to the other risks outlined below under the caption Cautionary Statement Regarding Forward-Looking Statements. FY22 PERFORMANCE REVIEW COUNTRY VILLAGE ESTATES – OREGON CITY, OR

2023 GUIDANCE

Core FFO

Core FFO	2023E
First quarter 2023, Core FFO per Share	$1.15 - $1.20
Full year 2023, Core FFO per Share	$7.22 - $7.42

Total Expected NOI from Real Property

Revenues from real property	8.1% - 8.7%
Total property operating expenses	13.5% - 13.9%
Total NOI from real property	**4.5% - 5.7%**
Service, retail, dining and entertainment NOI (in mm)	$49.5 - $52.1
Interest income, brokerage and others, net (in mm)	$82.6 - $84.8
G&A expenses (in mm)	$256.5 - $261.6
UK NOI from real property and home sales (in mm)	$155.5 - $165.1

Other MH / RV Operational Guidance (North America)

Increase in revenue producing sites	2,800 - 3,100
Vacant ground-up & expansion site additions	1,000 - 1,300

Same Property – Expected NOI

Same Property – Expected NOI	FY 2022 (millions)	2023E Change %
MH NOI (289 properties)	$570.3	4.2% - 5.0%
RV NOI (163 properties)	$281.0	5.1% - 6.4%
Marina NOI (120 properties)	$217.0	6.3% - 7.7%
Total Same Property NOI (572 Properties)	**$1,068.3**	**4.9% - 5.9%**

Average Rental Rate Increases

Average Rental Rate Increases	2023E
MH	6.2% - 6.4%
RV (Annual)	7.7% - 7.9%
Marina	7.3% - 7.6%
MH – UK Operations	7.2% - 7.4%

Seasonality

Seasonality	1Q23	2Q23	3Q23	4Q23
Same Property				
MH	25%	25%	25%	25%
RV	15%	26%	42%	17%
Marina	19%	27%	30%	24%
Total Same Property NOI	**21%**	**26%**	**30%**	**23%**
NOI from UK Operations	16%	29%	38%	17%
Core FFO per Share	16%	27%	36%	21%

Source: Company information. Refer to Sun Communities, Inc. Form 10-K and Supplemental for the year ended December 31, 2022, as well as Press Releases and SEC Filings after December 31, 2022, for additional information. Refer to information regarding non-GAAP financial measures in the attached Appendix.
Note: The estimates and assumptions presented above represent a range of possible outcomes and may differ materially from actual results. These estimates include contributions from all acquisitions, dispositions and capital markets activity completed through February 22, 2023, and the effect of a property disposition under contract expected to close in March 2023. These estimates exclude all other prospective acquisitions, dispositions and capital markets activity. The estimates and assumptions are forward-looking based on the Company's assessment of economic and market conditions as of the date guidance was issued and are subject to the other risks outlined below under the caption Cautionary Statement Regarding Forward-Looking Statements.

SUN COMMUNITIES, INC.
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LEADING OWNER / OPERATOR OF MH, RV AND MARINAS

- With ~179,700 MH and RV sites and ~48,000 wet slips and dry storage spaces, Sun is the largest publicly traded operator of MH, RV and Marinas

MH

- Largest publicly traded owner / operator of MH communities in North America:
  - 298 MH Communities
  - 100K Sites
- 2nd largest owner / operator in the UK:
  - 55 holiday parks[1]
  - 18K MH sites
  - 3K transient sites
- Total 353 MH communities
  - 118K sites, 95% occupied
- 7K sites for expansion and development


PINE RIDGE – PRINCE GEORGE, VA

RV

- 182 best-in-class RV communities with 58K sites located in highly desirable destinations
- ~30K annual sites in North America
- 50% of our 28K transient RV sites in North America are candidates for conversion to annual leases
- 9K sites for expansion and greenfield development


SUN RETREATS REHOBOTH BAY – MILLSBORO, DE

Marina

- Largest and most diversified owner and operator of Marinas in the U.S., with 134 Marinas
- 48K wet slips and dry storage spaces
- 81% of Marinas are in coastal markets[2]
- Nearly 48K members in our network
- 91% of Marinas have a waitlist


SAFE HARBOR VENTURA ISLE – VENTURA, CA

Source: Company information. Refer to Sun Communities, Inc. Form 10-K and Supplemental for the year ended December 31, 2022, as well as Press Releases and SEC Filings after December 31, 2022, for additional information. Refer to information regarding non-GAAP financial measures in the attached Appendix.

1) Includes two parks managed for third parties.

2) Calculation of Marinas located in coastal markets include those along the Great Lakes.

SUN COMMUNITIES, INC.
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8 Manufactured Housing (MH) – North America • Total MH portfolio at 95.9% occupancy • 55K+ applications in 2022 to live in a Sun community • Sun MH communities provide 25% more space than multi-family and single-family rentals at ~51% less cost per square foot • Sun’s development platform has delivered ~13,800 MH and RV expansion and development sites from 2012 – 2022 in an otherwise supply-constrained asset class • Uninterrupted rental income stream: average tenure of residents in our MH communities is ~14 years(1) before unit is sold in place o Low turnover driven by a $6k - $10k average cost for a resident to move a home o Annual home move-outs in Sun’s MH communities are 0.5%(1) Source: Company information, Wall Street Research, and Zillow. Refer to Sun Communities, Inc. Form 10-K and Supplemental for the year ended December 31, 2022, as well as Press Releases and SEC Filings after December 31, 2022, for additional information. Refer to information regarding non-GAAP financial measures in the attached Appendix. 1) MH sites in North America only (January 2020 – December 2022). COMPELLING SUPPLY-DEMAND FUNDAMENTALS COUNTRY LAKES – LITTLE RIVER, SC 0% 1% 2% 3% 4% 5% 6% 7% 2015 2016 2017 2018 2019 2020 2021 US Inventory Growth by Property Type Manufactured Housing Multifamily

COMPELLING SUPPLY-DEMAND FUNDAMENTALS

Manufactured Housing (MH) - UK

Complementary to North American Platform

- Numerous barriers to entry, including strict regulatory environment, scarcity of desirable land and benefits of scale
- Macro economic structural tailwinds in the UK, including Brexit, bolster demand for domestic holidays
- Holiday homeowners must own primary residence to qualify for second home
- **75%** of Park Holidays homes are paid for with cash
- Majority of sites owner-occupied on **20+ year** licenses with **annual** rent increases
- Average customer tenure of **7+ years**


MARLIE – KENT, UK

Well Located, Highly Amenitized Properties

- Leading presence in southern UK and **2nd largest** UK Holiday Park owner and operator[(1)]
- Irreplaceable, highly desirable coastal locations with positive supply / demand dynamics similar to Sun North America MH
- Short drives from London and other urban centers
- **~80%** of holiday home buyers have stayed at a holiday park
- In-place management team


CHICHESTER LAKESIDE – SUSSEX, UK

Solid performance with Strong Growth Prospects

- For the 31 properties owned since at least January 2021, home sales rose **17%**. FY22 WA rental rates increased **5.4%**, driving a **24%** increase in home sale revenues
- 2023 average rental rate increase range of **7.2% - 7.4%** across the portfolio
- Locked in utility rates through **2024** to benefit resident base and NOI margin
- **~1,900** zoned and entitled expansion sites as of December 31, 2022
- UK holiday community market is highly fragmented


GOLDEN SANDS – DEVON, UK

Source: Company information. Refer to Sun Communities, Inc. Form 10-K and Supplemental for the year ended December 31, 2022, as well as Press Releases and SEC Filings after December 31, 2022, for additional information. Refer to information regarding non-GAAP financial measures in the attached Appendix.

1) Includes 55 managed and owned parks (Park Holidays and Park Leisure).

SUN COMMUNITIES, INC.
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10 Source: Company information, RVIA, KOA, NMMA and U.S. Census Bureau. Refer to Sun Communities, Inc. Form 10-K and Supplemental for the year ended December 31, 2022, as well as Press Releases and SEC Filings after December 31, 2022, for additional information. Refer to information regarding non-GAAP financial measures in the attached Appendix. RV • 11.2 million households own an RV versus 1.7 million RV campsites • 7-in-10 households identify themselves as at least occasional campers • 64% of campers camped more or replaced other types of trips with camping in 2022 • Sun’s RV communities offer affordable vacations where the average trip is 2-3 hours from a customer’s home address • RV rental platform market added over 2 million additional new renters in 2021 Marinas • Existing base of ~12 million registered boats within the U.S. and an estimated supply of ~900K to 1 million leasable wet slips and dry storage racks • Shrinking supply of Marinas due to redevelopment of waterfront properties • Pre-owned boat sales under 30’ grew by ~17% from 2012- 2021 whereas sales for boats over 30’ increased ~52% • 48% of Marinas within our portfolio offer service, which increases membership tenure on average by 26% compared to non-service properties COMPELLING SUPPLY-DEMAND FUNDAMENTALS 71 73 75 77 79 82 86 94 2014 2015 2016 2017 2018 2019 2020 2021 Active Camper Households (in millions) 4% CAGR Boat Registrations by Length (2014-2021 CAGR) -1.1% 0.9% 1.2% 0.2% 0.5% < 16' 16'–25 26'–39 40'–65' > 65' Portfolio average wet slip size: ~39’

COMPELLING SUPPLY – DEMAND FUNDAMENTALS

- As boats become longer and wider, many marinas cannot keep up with increasing vessel size
- Recent example of wet slip reconfiguration at Safe Harbor Wickford Cove in North Kingston, Rhode Island demonstrates higher rate achievement

Wet Slip Reconfiguration – June 2022

Before

- **Dock Slip Count: 62**
- **Berth Size: 25'- 100', Avg. 35'**
- **Average monthly rent for dock was $26 / ft**

+ 5 wet slips
+7' Berth size
53% WA rental rate increase

After

- **Dock Slip Count: 67**
- **Berth Size: 25'- 100', Avg. 42'**
- **Average monthly rent for reconfigured dock is $39 / ft**

Average Wet Slip Rental Rate Increase

Total for Safe Harbor Wickford Cove



3.0%
3.0%
5.8%
8.3%
2020
2021
2022
2023



SAFE HARBOR WICKFORD COVE – NORTH KINGSTOWN, RI



SAFE HARBOR WICKFORD COVE – NORTH KINGSTOWN, RI

SUN COMMUNITIES, INC.

Source: Company information. Refer to Sun Communities, Inc. Form 10-K and Supplemental for the year ended December 31, 2022, as well as Press Releases and SEC Filings after December 31, 2022, for additional information. Refer to information regarding non-GAAP financial measures in the attached Appendix.

11

12 Manufactured Housing (MH) – U.S. Residents Moved into MH Communities in Record Numbers US unemployment rate and SUI same property occupancy Source: Company information, RVIA and U.S. Bureau of Labor Statistics, .Refer to Sun Communities, Inc. Form 10-K and Supplemental for the year ended December 31, 2022, as well as Press Releases and SEC Filings after December 31, 2022, for additional information. Refer to information regarding non-GAAP financial measures in the attached Appendix. 1) Includes 55 managed and owned parks (Park Holidays and Park Leisure). Manufactured Housing (MH) – UK 1,174 1,116 1,299 1,357 1,423 1,618 1,632 1,930 1,921 2,012 2,166 2,131 2,194 2,066 2,368 2,915 1 2007 2008 2009 2010 2011 2012 2013 2014 2015 2016 2017 2018 2019 2020 2021 2022 Global Financial Crisis Brexit uncertainty COVID-19 Brexit vote Resilient Through Economic Uncertainty Holiday Home Sales (number of units) CHERRYWOOD – CLINTON, NY  Resilient demand through the Global Financial Crisis COMPELLING SUPPLY – DEMAND FUNDAMENTALS ( ) 5.8% 9.3% 9.6% 8.9% 8.1% 76% 80% 84% 88% 0% 4% 8% 12% 2008 2009 2010 2011 2012 US Unemployment Rate SUI Same Property Occupancy

COMPELLING SUPPLY – DEMAND FUNDAMENTALS

- Resilient demand through the Global Financial Crisis

RV

Continued Demand for Affordable Vacationing Despite Declining RV Sales

Growth in annual RV shipments and historical RV revenue growth



4.8%
-32.9%
2008
0.8%
-30.1%
2009
46.2%
6.6%
2010
4.2%
5.4%
2011
13.2%
4.9%
2012
RV Shipments
RV Revenue(1)

- Installed base: **11.2 million** households own an RV versus **1.7 million** RV campsites in the U.S.
- From 2008-2012, RV revenue for a portfolio of independent, single park operators grew at a **4.4%[2] CAGR**
- **~169K new guests** visited a Sun RV community in 2022
- RVs stay in Sun's communities for **~8 years** on average[2]



SUN OUTDOORS CAROLINA PINES – CONWAY, SC



SUN RETREATS LANCASTER COUNTY – NARVON, PA

Source: Company information, RVIA and U.S. Bureau of Labor Statistics, .Refer to Sun Communities, Inc. Form 10-K and Supplemental for the year ended December 31, 2022, as well as Press Releases and SEC Filings after December 31, 2022, for additional information. Refer to information regarding non-GAAP financial measures in the attached Appendix.

1) *Represents a portfolio of independently owned and operated RV community franchises that the Company did not have an interest in until after the period shown.*
2) *Annual Average (January 2020 – December 2022) and excludes transient RV sites.*

SUN COMMUNITIES, INC.
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14 Source: Company information and filings of Multi-family REITs listed in footnote (1). Refer to Sun Communities, Inc. Form 10-K and Supplemental for the year ended December 31, 2022, as well as Press Releases and SEC Filings after December 31, 2022, for additional information. Refer to information regarding non-GAAP financial measures in the attached Appendix. Note: The estimates and assumptions presented above, related to the Company, represent a range of possible outcomes and may differ materially from actual results. These estimates include contributions from all acquisitions, dispositions and capital markets activity completed through February 22, 2023, and the effect of a property disposition under contract expected to close in March 2023. These estimates exclude all other prospective acquisitions, dispositions and capital markets activity. The estimates and assumptions are forward-looking based on the Company’s assessment of economic and market conditions as of the date guidance was issued and are subject to the other risks outlined below under the caption Cautionary Statement Regarding Forward-Looking Statements. 1) Multifamily REITs include AVB, CPT, EQR, ESS, MAA and UDR. 2) Reported core / normalized FFO used above except for CPT given lack of availability, for which basic is used instead. 2023E Core FFO/sh represents midpoint of guidance. 3) Figures on right hand side represent total uplift / associated CAGR. Indexed from 2018 90 100 110 120 130 140 150 160 170 180 2018 2019 2020 2021 2022 2023E Sun Communities Multifamily Core / Normalized FFO Per Share Growth(1)(2)(3) +60 / 9.8% +30 / 5.4% SUN’S TRACK RECORD OF STRONG FFO GROWTH  Sun has generated greater FFO per share growth than Multifamily peers  8.6% Core FFO per share growth (10-year CAGR)  4.9% Core FFO per share yield

15  Manufactured homes in Sun’s communities provide 25% more space at ~51% less cost per square foot Manufactured Homes in Sun’s Communities RENT   $1,221 per month Other Rental Options(1) $1,981 per month SQUARE FOOTAGE PRICE 1,250 sq. ft. 1,000 sq. ft. $0.98 per sq. ft. $1.98 per sq. ft. Source: Company Information and Zillow – U.S. Median Monthly Rent (Zillow rent index, December 2022). 1) Other rental options include multi-family, single family and duplex two-bedroom rentals. RENTING – MH VS. OTHER RENTAL OPTIONS

Multiple Levers Drive Resilient FFO and Cash Flow Growth

- Outstanding record of revenue growth supported by internal and external opportunities

	Growth Levers	Potential Annual Revenue Growth / Contribution
Internal	Contractual Rent Increases	- 5.0% weighted average rate increase for 2022 - Over 90% MH sites "market rent" or tied to CPI
Internal	Occupancy Gains	- ~96% MH Occupancy in the U.S. and Canada - Over 4K current sites available for occupancy gains - 1,000 – 1,300 expansion and development sites expected to be delivered in 2023
Internal	Expansions	- $253mm invested capital since 2020, targeting 10 – 14% IRRs(1) - ~9,600 sites available for expansion in 2023 and beyond - ~1,160 site deliveries at 11 properties in 2022
Internal	Transient to Annual RV Conversions	- ~1,600 average yearly converted sites(2) - ~2,250 conversions in 2022 - ~50% of 28K transient sites in North America are candidates for conversion
External	Acquisitions	- Over $11.7bn invested in properties since 2010 - ~$2.2bn acquisition volume on 69 properties and ~24,300 sites in 2022 - High degree of visibility into MH, RV and Marina acquisition pipeline
External	Developments	- Targeting 2–3 new development starts per year - ~$427mm invested capital since 2020, targeting 8 – 10% IRRs(1) - ~6,600 sites available for ground-up and redevelopments

Source: Company information. Refer to Sun Communities, Inc. Form 10-K and Supplemental for the year ended December 31, 2022, as well as Press Releases and SEC Filings after December 31, 2022, for additional information. Refer to information regarding non-GAAP financial measures in the attached Appendix.

Note: The estimates and assumptions presented above represent a range of possible outcomes and may differ materially from actual results. These estimates include contributions from all acquisitions, dispositions and capital markets activity completed through February 22, 2023, and the effect of a property disposition under contract expected to close in March 2023. These estimates exclude all other prospective acquisitions, dispositions and capital markets activity. The estimates and assumptions are forward-looking based on the Company's assessment of economic and market conditions as of the date guidance was issued and are subject to the other risks outlined below under the caption Cautionary Statement Regarding Forward-Looking Statements.

1) *Expected 5-year unlevered internal rates of return based on certain assumptions.*
2) *2019 – 2022 average.*

SUN COMMUNITIES, INC.
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Multifamily REITsSun Communities 17  Resilient demand, high barriers to entry, and Sun’s investment and operational platform have resulted in consistent, and cycle tested organic cash flow growth  For more than 20 years, every individual year or rolling 4-quarter period, Sun has recorded positive same property NOI growth  Over the same period, Sun’s average annual same property NOI growth was 5.1%, which is ~210bps greater than that of multifamily REITs of 3.0% Same Property NOI Growth Quarterly Year-over-Year Growth Since 2000 Source: Citi Research, December 2022. Refer to Sun Communities, Inc. Form 10-K and Supplemental for the year ended December 31, 2022, as well as Press Releases and SEC Filings after December 31, 2022, for additional information. Refer to information regarding non-GAAP financial measures in the attached Appendix. 1) Multifamily REITs includes AIRC, AVB, CPT, EQR,ESS, IRT, MAA, and UDR. 2) REIT Industry includes Healthcare, Industrial, Manufactured Housing, Multifamily, Mall, Office, Self Storage, Shopping Center, Single Family Rental, Student Housing and Diversified REITs. (1) CAGR Since 2000 Sun Communities Multifamily REITs REIT Industry(1) (2) CONSISTENT, CYCLE-TESTED INTERNAL GROWTH 5.1% 3.0% 3.1% (15.0%) (10.0%) (5.0%) 0.0% 5.0% 10.0% 15.0% 20.0% 25.0% 4Q 00 4Q 01 4Q 02 4Q 03 4Q 04 4Q 05 4Q 06 4Q 07 4Q 08 4Q 09 4Q 10 4Q 11 4Q 12 4Q 13 4Q 14 4Q 15 4Q 16 4Q 17 4Q 18 4Q 19 4Q 20 4Q 21 4Q 22

Drivers of Internal Growth

Same Property NOI Growth

10-Year Actual Average Same Property NOI Growth: 7.2%


5.9%
7.7%
9.1%
7.1%
6.9%
6.7%
7.3%
4.0%
11.2%
5.8%
5.9%
4.9%
2013
2014
2015
2016
2017
2018
2019
2020
2021
2022
2023E

Ground-Up and Expansion Site Deliveries

10-Year Actual Average: 1,338


1,000
375
650
304
2,133
1,632
2,326
1,346
1,609
2,000
1,300
1,000
2013
2014
2015
2016
2017
2018
2019
2020
2021
2022
2023E

MH Weighted Average Rental Rate Growth

CPI-U

10-Year Actual Average Rental Rate Growth: 3.6%


2.8%
3.4%
3.4%
3.3%
3.6%
4.0%
4.2%
3.4%
3.4%
4.6%
6.4%
6.2%
2013
2014
2015
2016
2017
2018
2019
2020
2021
2022
2023E

RV Weighted Average Rental Rate Growth

CPI-U

10-Year Actual Average Rental Rate Growth: 4.3%


1.7%
2.0%
2.9%
3.1%
4.2%
5.4%
6.1%
5.4%
4.8%
7.6%
7.9%
7.7%
2013
2014
2015
2016
2017
2018
2019
2020
2021
2022
2023E

Source: Company information. Refer to Sun Communities, Inc. Form 10-K and Supplemental for the year ended December 31, 2022, as well as Press Releases and SEC Filings after December 31, 2022, for additional information. Refer to information regarding non-GAAP financial measures in the attached Appendix.

Note: The estimates and assumptions presented above represent a range of possible outcomes and may differ materially from actual results. These estimates include contributions from all acquisitions, dispositions and capital markets activity completed through February 22, 2023, and the effect of a property disposition under contract expected to close in March 2023. These estimates exclude all other prospective acquisitions, dispositions and capital markets activity. The estimates and assumptions are forward-looking based on the Company's assessment of economic and market conditions as of the date guidance was issued and are subject to the other risks outlined below under the caption Cautionary Statement Regarding Forward-Looking Statements.

SUN COMMUNITIES, INC.
18

Payroll & benefits 34% Real estate taxes 19% Supplies & repair 14% Utilities 12% Other 12% Legal, taxes & insurance 10% 19 Source: Company information. Refer to Sun Communities, Inc. Form 10-K and Supplemental for the quarter ended December 31, 2022, as well as Press Releases and SEC Filings after December 31, 2022, for additional information. Refer to information regarding non-GAAP financial measures in the attached Appendix. Note: The estimates and assumptions presented above represent a range of possible outcomes and may differ materially from actual results. These estimates include contributions from all acquisitions, dispositions and capital markets activity completed through February 22, 2023, and the effect of a property disposition under contract expected to close in March 2023. These estimates exclude all other prospective acquisitions, dispositions and capital markets activity. The estimates and assumptions are forward-looking based on the Company’s assessment of economic and market conditions as of the date guidance was issued and are subject to the other risks outlined below under the caption Cautionary Statement Regarding Forward-Looking Statements. SAME PROPERTY OPERATING EXPENSES 2023E Same Property Operating Expenses MH, RV and Marina combined  Total same property operating expense growth is projected to be 9.1% - 10.0% in 2023  40% increase in Legal, insurance and other expenses driven by more than 80% increase in insurance expense for Sun’s MH / RV same property portfolio OCEAN BREEZE – MARATHON, FL SUN OUTDOORS PASO ROBLES – PASO ROBLES, CA

Transient Site  Site revenue limited mainly to peak season months during the winter for this resort 31.7% Occupancy $53 Avg. Daily Rate $513 Monthly Rent $6,158 Annual Rent Annual Site Conversion 100% Occupancy $26 Avg. Daily Rate $777 Monthly Rent $9,324 Annual Rent Site Revenue Annual Pick-Up Upon Conversion in First Year $3,166 Additional Annual Rent 51% Site Revenue Growth  Transient RV site conversions to annual leases have historically increased revenue per site by 40-60% for the first full year after conversion and increases our annual RV sites  2,257 transient to annual RV conversions in 2022  Recent example from Marco Naples RV Resort in Naples, FL: Source: Company information. MARCO NAPLES RV RESORT – NAPLES, FL MARCO NAPLES RV RESORT – NAPLES, FL CONVERSION OF RV TRANSIENT-TO-ANNUAL LEASES GENERATES SIGNIFICANT UPLIFT IN REVENUE 20

Professional Operational Management Transient Site Conversion to Annual Program Skilled Expense Management Consolidating Fragmented Markets Repositioning with Additional CapEx Adding Value with Expansions 21 Properties and Sites • Since 2010, Sun has acquired properties valued at over $11.7 billion, increasing its number of properties by 4.9x Source: Company information. Refer to Sun Communities, Inc. Form 10-K and Supplemental for the year ended December 31, 2022, as well as Press Releases and SEC Filings after December 31, 2022, for additional information. Refer to information regarding non-GAAP financial measures in the attached Appendix. STRATEGIC ACQUISITIONS SUPPORT FUTURE GROWTH 48 55 64 70 80 89 117 122 128 141 188 204 228 136 159 173 188 217 231 341 350 371 422 552 602 669 2010 2011 2012 2013 2014 2015 2016 2017 2018 2019 2020 2021 2022 Sites (Thousands) Properties

BALANCE SHEET SUPPORTS GROWTH STRATEGY

Upcoming Mortgage Maturities (*$ in millions*)[1]


% of Total
2.3%
2.5%
1.0%
12.9%
$118
$128
$51
$658
2023
2024
2025
2026

Net Debt / 'Fully Loaded' TTM EBITDA[2] 5.8x

Total Debt Outstanding (*$ in millions*)[3]

As of December 31, 2022 Drawn (USD):	*Pro Forma Drawn (USD)*[1]
Senior Credit Facility	
U.S. Revolving Facility	$136.0
GBP and AUS Revolving Facilities	434.1
GBP £875.5 Million Term Loan	1,055.7
Total Drawn Under Senior Credit Facility	1,625.8
Other Unsecured Term Loan	19.8
Total Line of Credit and Other Debt Outstanding	**$1,645.6**
Mortgage Loans Payable (Secured Debt)	$3,302.8
Unsecured Notes (Bonds)	$2,179.6
Preferred Equity / OP Units – Mandatorily Redeemable	69.2
Total Debt Outstanding	**$7,197.2**

Credit Statistics

Rate Type[1]


16% variable rate
84% fixed rate

Baa3
MOODY'S

BBB
S&P Global

Encumbrance[4]

NOI


Encumbered 29%
Unencumbered 71%

71% NOI Unencumbered

77% Properties Unencumbered

Source: Company information. Refer to Sun Communities, Inc. Form 10-Q and Supplemental for the year ended December 31, 2022, as well as Press Releases and SEC Filings after December 31, 2022, for additional information. Refer to information regarding non-GAAP financial measures in the attached Appendix.

Note: The estimates and assumptions presented above represent a range of possible outcomes and may differ materially from actual results. These estimates include contributions from all acquisitions, dispositions and capital markets activity completed through February 22, 2023, and the effect of a property disposition under contract expected to close in March 2023. These estimates exclude all other prospective acquisitions, dispositions and capital markets activity. The estimates and assumptions are forward-looking based on the Company's assessment of economic and market conditions as of the date guidance was issued and are subject to the other risks outlined below under the caption Cautionary Statement Regarding Forward-Looking Statements.

1) *As of December 31,2022, proforma to include ~$85mm of mortgage refinancing and $400mm issuance of senior unsecured notes in January 2023.*
2) *Calculated using trailing 12-months proforma recurring EBITDA for the year ended December 31, 2022, including material acquisitions and dispositions.*
3) *For further Debt breakdown, please refer to the Supplemental for the year ended December 31, 2022.*
4) *As of December 31, 2022.*

SUN COMMUNITIES, INC.
22

SUN COMMUNITIES' ESG INITIATIVES

- Our board and executive leadership are committed to sustainable business practices that benefit all stakeholders including the broader communities in which we operate
- Current initiatives to advance our ESG platform include policy enhancement, establishing environmental targets and expanding our data coverage

ESG Highlights(1)

Environmental	Social	Governance
Climate Change Goals Goal to achieve Carbon Neutrality by 2035 and Net Zero Emissions by 2045	**IDEA** Launched Inclusion, Diversity, Equity and Access Initiative	**BoD Nominating and Corporate** Governance Committee formally oversees all ESG initiatives
On Site Solar Installations Generated 8000 mwh of electricity, ~2% of total electrical need	**Sun University** Internal training program, Sun University, offers over 200 courses to team members	**BoD Composition** 33% female and 78% independent
Framework Reporting Reported to GRESB, DJSI and CDP	**Executive Manager Certification** Development program for community & resort managers to support career growth	**Enterprise Risk Management Committee** Identifies, monitors and mitigates risks across the organization
GRESB 2022 survey score increased over 40% from the prior year, in line with our peers	**Sun Unity** Sun's social responsibility program, over 9,000 volunteer hours in 2022	**Comprehensive Policies and Procedures** Foster sound corporate governance

Source: Company information. Refer to Sun Communities, Inc. Form 10-K and Supplemental for the year ended December 31, 2022, as well as Press Releases and SEC Filings after December 31, 2022, for additional information. Refer to information regarding non-GAAP financial measures in the attached Appendix.

1) Performance and initiatives for the 2021-2022 reporting year are referenced. Also reference our 2020-2022 ESG Interim Updates available on our website.

SUN COMMUNITIES, INC.
23

APPENDIX JELLYSTONE PARK™ PETOSKEY – PETOSKEY, MI

25  Sun has significantly outperformed major REIT and broader market indices over the last ten years Sun Communities, Inc. (SUI) MSCI US REIT (RMS)S&P 500 2022 Total Return 5-year Total Return 3-year Total Return Source: S&P Global as of December 31, 2022. STRATEGY-DRIVEN OUTPERFORMANCE 10-year Total Return (50.0%) (40.0%) (30.0%) (20.0%) (10.0%) 0.0% (18.1)% (24.5)% (30.3)% (50.0%) (25.0%) 0.0% 25.0% 50.0% 1.7% 24.8% (0.2)% (30.0%) 10.0% 50.0% 90.0% 130.0% 73.1% 56.9% 19.9% 0.0% 200.0% 400.0% 600.0% 396.9% 226.5% 87.3%

PREMIER OWNER / OPERATOR OF MARINAS

134 Marinas in 24 States	**~38,900** Wet Slips	**~8,900** Dry Storage Spaces(1)
~91% Marinas with Waitlists	**81%** Marinas Located in Coastal Markets(2)	**75%** Marinas Owned Fee Simple(3)
47,800 Approximate Members	**95%** Annual Rental Revenue	**7.5** Years Average Member Tenure

Marina Same Property Year-Over-Year NOI Growth


6.8%
7.7%
9M22
FY22

Service Offerings Keep Members in Network

Average Marina member tenure (in years)


6.5
5.6
6.0
5.0
9.4
6.4
8.8
7.0
8.2
6.7
8.1
6.0
2017
2018
2019
2020
2021
2022
Service
Non-Service

- On average, member tenure at properties offering service are 28% longer than at non-service properties
- Service availability drives premium rental rates for wet slips and dry storage spaces

Unmatched in Scale, Portfolio Quality and Depth of Network Offering

# of owned Marinas – as of December 31, 2022


134
80
57
23
SUNTEX MARINAS
els
Equity LifeStyle Properties

Source: Company information. Refer to Sun Communities, Inc. Form 10-K and Supplemental for the year ended December 31, 2022, as well as Press Releases and SEC Filings after December 31, 2022, for additional information. Refer to information regarding non-GAAP financial measures in the attached Appendix.

1) Dry Storage Spaces include Indoor Storage.
2) Calculation of Marinas located in coastal markets include those along the Great Lakes.
3) 31 currently owned Marinas operate with underlying ground leases with a weighted average remaining term of ~35 years.

SUN COMMUNITIES, INC.
26

INDUSTRY-LEADING SOCIAL MEDIA ENGAGEMENT AND ORIGINAL DIGITAL CONTENT 27Source: Company Information – As of December 31, 2022.  Sun leads the outdoor vacation industry across social media channels with ~2.3mm followers and 95mm total engagements Virtual Home Tours Creating Original Content  Sun Outdoors original content and Sun Communities Virtual Home Tours allow prospective guests and residents to engage with our brand and offerings

28 Investors in and analysts following the real estate industry utilize funds from operations (“FFO”), net operating income (“NOI”), and earnings before interest, tax, depreciation and amortization (“EBITDA”) as supplemental performance measures. The Company believes that FFO, NOI and EBITDA are appropriate measures given their wide use by and relevance to investors and analysts. Additionally, FFO, NOI and EBITDA are commonly used in various ratios, pricing multiples, yields and returns and valuation calculations used to measure financial position, performance and value. FFO, reflecting the assumption that real estate values rise or fall with market conditions, principally adjusts for the effects of generally accepted accounting principles (“GAAP”) depreciation and amortization of real estate assets. NOI provides a measure of rental operations that does not factor in depreciation, amortization and non-property specific expenses such as general and administrative expenses. EBITDA provides a further measure to evaluate ability to incur and service debt and to fund dividends and other cash needs. FFO is defined by the National Association of Real Estate Investment Trusts (“Nareit”) as GAAP net income (loss), excluding gains (or losses) from sales of depreciable operating property, plus real estate-related depreciation and amortization, real estate related impairments, and after adjustments for nonconsolidated partnerships and joint ventures. FFO is a non-GAAP financial measure that management believes is a useful supplemental measure of the Company’s operating performance. By excluding gains and losses related to sales of previously depreciated operating real estate assets, impairment and excluding real estate asset depreciation and amortization (which can vary among owners of identical assets in similar condition based on historical cost accounting and useful life estimates), FFO provides a performance measure that, when compared period-over-period, reflects the impact to operations from trends in occupancy rates, rental rates and operating costs, providing perspective not readily apparent from GAAP net income (loss). Management believes the use of FFO has been beneficial in improving the understanding of operating results of REITs among the investing public and making comparisons of REIT operating results more meaningful. The Company also uses FFO excluding certain gain and loss items that management considers unrelated to the operational and financial performance of our core business (“Core FFO”). In addition, the Company calculates Constant Currency Core FFO by translating the operating results from the UK, Canada and Australia at the foreign currency exchange rates used for guidance. The Company believes that Core FFO and Constant Currency Core FFO provide enhanced comparability for investor evaluations of period-over-period results. The Company believes that GAAP net income (loss) is the most directly comparable measure to FFO. The principal limitation of FFO is that it does not replace GAAP net income (loss) as a performance measure or GAAP cash flow from operations as a liquidity measure. Because FFO excludes significant economic components of GAAP net income (loss) including depreciation and amortization, FFO should be used as a supplement to GAAP net income (loss) and not as an alternative to it. Furthermore, FFO is not intended as a measure of a REIT’s ability to meet debt principal repayments and other cash requirements, nor as a measure of working capital. FFO is calculated in accordance with the Company’s interpretation of standards established by Nareit, which may not be comparable to FFO reported by other REITs that interpret the Nareit definition differently. NOI is derived from revenues minus property operating expenses and real estate taxes. NOI is a non-GAAP financial measure that the Company believes is helpful to investors as a supplemental measure of operating performance because it is an indicator of the return on property investment and provides a method of comparing property performance over time. The Company uses NOI as a key measure when evaluating performance and growth of particular properties and / or groups of properties. The principal limitation of NOI is that it excludes depreciation, amortization, interest expense and non-property specific expenses such as general and administrative expenses, all of which are significant costs. Therefore, NOI is a measure of the operating performance of the properties of the Company rather than of the Company overall. The Company believes that GAAP net income (loss) is the most directly comparable measure to NOI. NOI should not be considered to be an alternative to GAAP net income (loss) as an indication of the Company’s financial performance or GAAP cash flow from operating activities as a measure of the Company’s liquidity; nor is it indicative of funds available for the Company’s cash needs, including its ability to make cash distributions. Because of the inclusion of items such as interest, depreciation and amortization, the use of GAAP net income (loss) as a performance measure is limited as these items may not accurately reflect the actual change in market value of a property, in the case of depreciation and in the case of interest, may not necessarily be linked to the operating performance of a real estate asset, as it is often incurred at a parent company level and not at a property level. In addition, the Company calculates Constant Currency NOI for its UK Operations by translating the operating results at the foreign currency exchange rate used for guidance. The Company believes that NOI and Constant Currency NOI provide enhanced comparability for investor evaluations of period-over-period results. Same Property NOI - A key management tool used when evaluating performance and growth of the Company's properties is a comparison of the Same Property portfolio. The Company defines same properties as those the Company has owned and operated continuously since January 1, 2021. Same properties exclude ground-up development properties, acquired properties and properties sold after December 31, 2020. The Company believes that Same Property NOI is helpful to investors as a supplemental comparative performance measure of the income generated from the Same property portfolio from one period to the next. The Same Property data may change from time-to-time depending on acquisitions, dispositions, management discretion, significant transactions or unique situations. Same Property NOI does not include the revenues and expenses related to home sales, service, retail, dining and entertainment activities at the properties. EBITDA as defined by Nareit (referred to as “EBITDAre”) is calculated as GAAP net income (loss), plus interest expense, plus income tax expense, plus depreciation and amortization, plus or minus losses or gains on the disposition of depreciated property (including losses or gains on change of control), plus impairment write-downs of depreciated property and of investments in nonconsolidated affiliates caused by a decrease in value of depreciated property in the affiliate, and adjustments to reflect the entity’s share of EBITDAre of nonconsolidated affiliates. EBITDAre is a non-GAAP financial measure that the Company uses to evaluate its ability to incur and service debt, fund dividends and other cash needs and cover fixed costs. Investors utilize EBITDAre as a supplemental measure to evaluate and compare investment quality and enterprise value of REITs. The Company also uses EBITDAre excluding certain gain and loss items that management considers unrelated to measurement of the Company’s performance on a basis that is independent of capital structure (“Recurring EBITDA”). The Company believes that GAAP net income (loss) is the most directly comparable measure to EBITDAre. EBITDAre is not intended to be used as a measure of the Company’s cash generated by operations or its dividend-paying capacity, and should therefore not replace GAAP net income (loss) as an indication of the Company’s financial performance or GAAP cash flow from operating, investing and financing activities as measures of liquidity. NON-GAAP TERMS DEFINED

NET INCOME TO FFO RECONCILIATION

(amounts in millions except per share data)	Three Months Ended December 31, 2022	Three Months Ended December 31, 2021	Year Ended December 31, 2022	Year Ended December 31, 2021	Year Ended December 31, 2020
Net Income Attributable to SUI Common Shareholders	$ 4.7	$ 12.9	$ 242.0	$ 380.2	$ 131.6
Adjustments					
Depreciation and amortization	154.0	144.5	602.6	521.9	376.9
Depreciation on nonconsolidated affiliates	-	-	0.1	0.1	0.1
(Gain) / loss on remeasurement of marketable securities	(20.6)	9.7	53.4	(33.5)	(6.1)
Loss on remeasurement of investment in nonconsolidated affiliates	2.8	0.1	2.7	0.2	1.6
(Gain) / loss on remeasurement of notes receivable	0.9	(0.1)	0.8	(0.7)	3.3
(Gain) / loss on dispositions of properties	0.3	-	(12.2)	(108.1)	(5.6)
Add: Returns on preferred OP units	0.5	0.8	9.5	4.0	2.2
Add: Income / (loss) attributable to noncontrolling interests	(2.5)	(1.3)	10.4	14.7	7.9
Gain on dispositions of assets, net	(10.7)	(14.2)	(54.9)	(60.5)	(22.2)
FFO Attributable to SUI Common Shareholders and Dilutive Convertible Securities	$ 129.4	$ 152.4	$ 854.4	$ 718.3	$ 489.7
Adjustments					
Business combination expense and other acquisition related costs	7.3	3.3	47.4	10.0	25.3
Loss on extinguishment of debt	-	-	4.4	8.1	5.2
Catastrophic event-related charges, net	5.2	(0.9)	17.5	2.2	0.9
Loss of earnings - catastrophic event-related charges, net	4.6	(0.2)	4.8	0.2	-
(Gain) / loss on foreign currency exchanges	16.3	(3.4)	(5.4)	3.7	(7.7)
Other adjustments, net	5.5	4.7	0.4	16.2	2.2
Core FFO Attributable to SUI Common Shareholders and Dilutive Convertible Securities	$ 168.3	$ 155.9	$ 923.5	$ 758.7	$ 515.6
Foreign currency translation impact[(a)]	1.7	-	11.0	-	-
Constant Currency Core FFO Attributable to SUI Common Shareholders and Dilutive Convertible Securities	$ 170.0	$ 155.9	$ 934.5	$ 758.7	$ 515.6
Weighted Average Common Shares Outstanding - Basic	123.1	115.2	120.2	112.6	97.5
Weighted Average Common Shares Outstanding - Diluted	126.5	119.3	125.6	116.5	101.3
FFO Attributable to SUI Common Shareholders and Dilutive Convertible Securities Per Share	$ 1.02	$ 1.28	$ 6.80	$ 6.16	$ 4.83
Core FFO Attributable to SUI Common Shareholders and Dilutive Convertible Securities Per Share	$ 1.33	$ 1.31	$ 7.35	$ 6.51	$ 5.09
Constant Currency Core FFO Attributable to SUI Common Shareholders and Dilutive Convertible Securities Per Share	$ 1.34	$ 1.31	$ 7.44	$ 6.51	$ 5.09

[(a)] The Company calculated the foreign currency translation impact by comparing the actual weighted average foreign currency rates with the weighted average foreign currency rates used for guidance, as follows:

	Three Months Ended December 31, 2022 Actual	Three Months Ended December 31, 2022 Guidance	Year Ended December 31, 2022 Actual	Year Ended December 31, 2022 Guidance
U.S. Dollars per Pounds Sterling	$ 1.1452	$ 1.330	$ 1.2041	$ 1.330
U.S. Dollars per Canadian Dollars	$ 0.7380	$ 0.770	$ 0.7692	$ 0.770
U.S. Dollars per Australian Dollars	$ 0.6463	$ 0.756	$ 0.7282	$ 0.756

SUN COMMUNITIES, INC.

Source: Company information. Refer to Sun Communities, Inc. Form 10-K and Supplemental for the year ended December 31, 2022, as well as Press Releases and SEC Filings after December 31, 2022, for additional information.

29

NET INCOME TO NOI RECONCILIATION

(amounts in millions)	Three Months Ended December 31, 2022	Three Months Ended December 31, 2021	Year Ended December 31, 2022	Year Ended December 31, 2021	Year Ended December 31, 2020
Net Income Attributable to SUI Common Shareholders	$ 4.7	$ 12.9	$ 242.0	$ 380.2	$ 131.6
Interest income	(9.9)	(4.2)	(35.2)	(12.2)	(10.1)
Brokerage commissions and other revenues, net	(7.5)	(8.5)	(34.9)	(30.2)	(17.2)
General and administrative	69.8	54.6	256.8	181.3	109.5
Catastrophic event-related charges, net	5.2	(0.9)	17.5	2.2	0.9
Business combination expense	0.8	0.4	24.7	1.4	23.0
Depreciation and amortization	154.8	144.6	604.8	522.7	376.9
Loss on extinguishment of debt	-	-	4.4	8.1	5.2
Interest expense	67.6	42.4	229.8	158.6	129.1
Interest on mandatorily redeemable preferred OP units / equity	1.1	1.1	4.2	4.2	4.2
(Gain) / loss on remeasurement of marketable securities	(20.6)	9.7	53.4	(33.5)	(6.1)
(Gain) / loss on foreign currency exchanges	16.3	(3.4)	(5.4)	3.7	(7.7)
(Gain) / loss on disposition of properties	0.3	-	(12.2)	(108.1)	(5.6)
Other expense, net	4.7	2.1	2.1	12.1	5.2
(Gain) / loss on remeasurement of notes receivable	0.9	(0.1)	0.8	(0.7)	3.3
(Income) / loss from nonconsolidated affiliates	0.9	(1.1)	(2.9)	(4.0)	(1.7)
Loss on remeasurement of investment in nonconsolidated affiliates	2.8	0.1	2.7	0.2	1.6
Current tax expense / (benefit)	(2.2)	(0.2)	10.3	1.2	0.8
Deferred tax expense / (benefit)	(0.3)	(1.0)	(4.2)	0.1	(1.6)
Preferred return to preferred OP units / equity interests	2.4	3.1	11.0	12.1	6.9
Add: Income / (loss) attributable to noncontrolling interests	(3.1)	(1.1)	10.8	21.5	8.9
NOI	$ 288.7	$ 250.5	$ 1,380.5	$ 1,120.9	$ 757.1

	Three Months Ended December 31, 2022	Three Months Ended December 31, 2021	Year Ended December 31, 2022	Year Ended December 31, 2021	Year Ended December 31, 2020
Real Property NOI	$ 257.8	$ 234.3	$ 1,167.0	$ 1,002.6	$ 721.3
Home Sales NOI	31.7	16.2	154.6	74.4	28.6
Service, retail dining and entertainment NOI	(0.8)	-	58.9	43.9	7.2
NOI	$ 288.7	$ 250.5	$ 1,380.5	$ 1,120.9	$ 757.1

SUN COMMUNITIES, INC.

Source: Company information. Refer to Sun Communities, Inc. Form 10-K and Supplemental for the year ended December 31, 2022, as well as Press Releases and SEC Filings after December 31, 2022, for additional information.

30

NET INCOME TO RECURRING EBITDA RECONCILIATION

(amounts in millions)	Three Months Ended December 31, 2022	Three Months Ended December 31, 2021	Year Ended December 31, 2022	Year Ended December 31, 2021	Year Ended December 31, 2020
Net Income Attributable to SUI Common Shareholders	$ 4.7	$ 12.9	$ 242.0	$ 380.2	$ 131.6
Adjustments					
Depreciation and amortization	154.8	144.6	604.8	522.7	376.9
Loss on extinguishment of debt	-	-	4.4	8.1	5.2
Interest expense	67.6	42.4	229.8	158.6	129.1
Interest on mandatorily redeemable preferred OP units / equity	1.1	1.1	4.2	4.2	4.2
Current tax (benefit) / expense	(2.2)	(0.2)	10.3	1.2	0.8
Deferred tax (benefit) / expense	(0.3)	(1.0)	(4.2)	0.1	(1.6)
(Income) / loss from nonconsolidated affiliates	0.9	(1.1)	(2.9)	(4.0)	(1.7)
Less: (Gain) / loss on disposition of properties	0.3	-	(12.2)	(108.1)	(5.6)
Less: Gain on disposition of assets, net	(10.7)	(14.2)	(54.9)	(60.5)	(22.2)
EBITDAre	$ 216.2	$ 184.5	$ 1,021.3	$ 902.5	$ 616.7
Adjustments					
Catastrophic event-related charges, net	5.2	(0.9)	17.5	2.2	0.9
Business combination expense	0.8	0.4	24.7	1.4	23.0
(Gain) / loss on remeasurement of marketable securities	(20.6)	9.7	53.4	(33.5)	(6.1)
(Gain) / loss on foreign currency exchanges	16.3	(3.4)	(5.4)	3.7	(7.7)
Other expense, net	4.7	2.1	2.1	12.1	5.2
(Gain) / loss on remeasurement of notes receivable	0.9	(0.1)	0.8	(0.7)	3.3
Loss on remeasurement of investment in nonconsolidated affiliates	2.8	0.1	2.7	0.2	1.6
Preferred return to preferred OP units / equity interests	2.4	3.1	11.0	12.1	6.9
Add: Income / (loss) attributable to noncontrolling interests	(3.1)	(1.1)	10.8	21.5	8.9
Add: Gain on dispositions of assets, net	10.7	14.2	54.9	60.5	22.2
Recurring EBITDA	$ 236.3	$ 208.6	$ 1,193.8	$ 982.0	$ 674.9

SUN COMMUNITIES, INC.

Source: Company information. Refer to Sun Communities, Inc. Form 10-K and Supplemental for the year ended December 31, 2022, as well as Press Releases and SEC Filings after December 31, 2022, for additional information.

31